UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2007

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647-1765

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 19, 2007, Syniverse Holdings, Inc. (“Syniverse”) announced the completion of its acquisition of the wireless services business of Billing Services Group Limited (“BSG”) pursuant to a Share Purchase Agreement, dated April 1, 2007, by and among Syniverse Technologies, Inc., its wholly owned subsidiary, Highwoods Corporation and BSG (the “Purchase Agreement”). Under the Purchase Agreement, Syniverse acquired all of the outstanding share capital of Billing Services Group Luxembourg S. à r.l. and Billing Services Group Asia Limited from BSG for an aggregate purchase price of $290 million in cash (which includes debt refinanced at closing). The acquisition was funded through the draw down of Syniverse’s amended and restated credit facility completed in August 2007. Included in the facility was a delayed draw term loan of $160 million in aggregate principal amount and a Euro-denominated delayed draw term loan facility of the equivalent of $130 million intended to finance this acquisition.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” in the Current Report on Form 8-K filed April 2, 2007 is incorporated in this Item 2.01 by reference.

A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business to be Acquired

The Registrant will amend this Current Report on Form 8-K to include the required financial statements within the time permitted by Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information

The Registrant will amend this Current Report on Form 8-K to include the required pro forma financial information within the time permitted by Item 9.01(b)(2) of Form 8-K.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: December 19, 2007

SYNIVERSE HOLDINGS, INC
(Registrant)

By:	/s/ David W. Hitchcock
Name:	David W. Hitchcock
Title:	Chief Financial Officer

SYNIVERSE TECHNOLOGIES, INC
(Registrant)

By:	/s/ David W. Hitchcock
Name:	David W. Hitchcock
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 19, 2007

Filed herewith electronically.